Exhibit 4.19

Execution Version

AMENDMENT NO. 2 AND CONSENT

This Amendment No. 2 and Consent dated as of October 22, 2012 (this “Agreement”) is among Stone Energy Corporation, a Delaware corporation (the “Borrower”), Stone Energy Offshore, L.L.C., a Delaware limited liability company (the “Guarantor”), the financial institutions party to the Credit Agreement described below as Banks (the “Banks”), and Bank of America, N.A., as Agent for the Banks (the “Agent”) and as Issuing Bank (the “Issuing Bank”).

INTRODUCTION

A. The Borrower, the Banks, the Issuing Bank, and the Agent have entered into the Third Amended and Restated Credit Agreement dated as of April 26, 2011 (as amended by Amendment No. 1 and Consent, dated as of February 28, 2012, the “Credit Agreement”).

B. The Guarantor entered into that certain Amended and Restated Guaranty dated as of April 26, 2011 (the “Stone Offshore Guaranty”).

C. The Borrower intends to issue Permitted Notes pursuant to certain Approved Indenture Documents to be entered into by the Borrower, the Guarantor, and a trustee to be determined.

D. The Guarantor wishes to reaffirm its guarantee of the Obligations as amended by this Agreement.

THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantor, the Agent, the Issuing Bank, and the Banks hereby agree as follows:

Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments. Upon the satisfaction of the conditions specified in Section 7 of this Agreement, and, unless otherwise specified, effective as of the date set forth above, Section 6.2(j) of the Credit Agreement shall be amended to replace “$900,000,000” with “, on or prior to December 31, 2012, $1,250,000,000 and, at any time thereafter, $1,100,000,000”.

Section 3. Consent. Notwithstanding anything to the contrary contained in the Credit Agreement or any other Credit Document, the Secured Parties hereby consent and agree that the Borrowing Base shall not be reduced pursuant to Section 2.2(a) of the Credit Agreement with respect to the issuance prior to December 31, 2012 of up to $375,000,000 aggregate principal amount of Permitted Notes (the “New Notes”); provided, however, that, if such New Notes are issued, to the extent Permitted Notes in an aggregate principal amount equal to or greater than $200,000,000 shall not have been repurchased, repaid, defeased or otherwise retired after the date of this Agreement and on or prior to December 31, 2012, the Borrowing Base shall be reduced automatically on December 31, 2012 by an amount equal to 30% of the difference between $200,000,000 and the aggregate principal amount of Permitted Notes so repurchased, repaid, defeased or otherwise retired.

Section 4. Reaffirmation of Liens.

(a) Each of the Borrower and the Guarantor (i) is party to certain Security Documents securing and supporting the Borrower’s and Guarantor’s obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s and Guarantor’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s and Guarantor’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.

(b) The delivery of this Agreement does not indicate or establish a requirement that any Guaranty or Security Document requires the Borrower’s or any Guarantor’s approval of amendments to the Credit Agreement.

Section 5. Representations and Warranties. Each of the Borrower and the Guarantor represents and warrants to the Agent and the Banks that:

(a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement (except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document;

(b) (i) the execution, delivery, and performance of this Agreement are within the corporate or limited liability company power, as appropriate, and authority of the Borrower and Guarantor and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower and Guarantor, enforceable against the Borrower and Guarantor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and

(c) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

Section 6. Reaffirmation of Guaranty. The Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Stone Offshore Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, of all of the Obligations (subject to the terms of the Stone Offshore Guaranty), as such Obligations may have been amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement do not indicate or establish an approval or consent requirement by the Guarantor under the Stone Offshore Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.

Section 7. Effectiveness. This Agreement shall become effective as of the date hereof, and the Credit Agreement shall be amended as provided herein, upon the occurrence of all of the following: (a) the Majority Banks’, the Borrower’s, and the Guarantor’s duly and validly executing originals of this Agreement and delivery thereof to the Agent; (b) the representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement; and (c) the Borrower’s having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.4 of the Credit Agreement or any other written agreement.

Section 8. Effect on Credit Documents. Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Agent’s or Banks’ rights under the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Credit Documents.

Section 9. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

Section 10. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.

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THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

EXECUTED as of the date first set forth above.

BORROWER:

STONE ENERGY CORPORATION

By:	/s/ David H. Welch
Name:	David H. Welch
Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Executive Vice President and
Chief Financial Officer

GUARANTOR:

STONE ENERGY OFFSHORE, L.L.C.

By:	/s/ David H. Welch
Name:	David H. Welch
Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
Name:	Kenneth H. Beer
Title:	Executive Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

AGENT AND ISSUING BANK:

BANK OF AMERICA, N.A., as Agent and Issuing Bank

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

BANKS:

BANK OF AMERICA, N.A.

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Managing Director

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.

By:	/s/ Patrick J. Fults
Name:	Patrick J. Fults
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

NATIXIS

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

THE BANK OF NOVA SCOTIA

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

CAPITAL ONE, N.A.

By:	/s/ Matthew Molero
Name:	Matthew Molero
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Vicki Ferguson
Name:	Vicki Ferguson
Title:	Authorized Signatory

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

BARCLAYS BANK PLC

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

REGIONS BANK

By:	/s/ Tress M. Johnson
Name:	Tress M. Johnson
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daria Mahoney
Name:	Daria Mahoney
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

WHITNEY BANK

By:	/s/ William Jochetz
Name:	William Jochetz
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

IBERIABANK

By:	/s/ Cameron D. Jones
Name:	Cameron D. Jones
Title:	Vice President

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Shuji Yabe
Name:	Shuji Yabe
Title:	Managing Director

[SIGNATURE PAGE TO AMD NO. 2 TO 3rd A&R CREDIT AGREEMENT]